                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a party other than the Registrant / /

Check the appropriate box:
/ /  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-12

                         Kenneth Cole Productions, Inc
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                      N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                               [LOGO] KENNETH COLE

                                    New York


Kenneth Cole Productions, Inc.
603 West 50th Street
New York, NY 10019

                                                                  April 22, 2003

To our Shareholders:

     On behalf of the Board of Directors and management of Kenneth Cole Productions, Inc., I cordially invite you to attend the Annual Meeting of Shareholders on Thursday, May 22, 2003 at 10:00 A.M. at the Company's administrative offices, 2 Emerson Lane, Secaucus, NJ 07094.

     The attached Proxy Statement, with formal notice of the meeting, describes the matters expected to be acted upon at the Annual Meeting. I urge you to review these materials carefully and to use this opportunity to take part in the affairs of Kenneth Cole Productions, Inc. by voting on the matters described in the attached Proxy Statement. I hope you will be able to attend the Annual Meeting. Certain directors and executive officers of the Company will be present at the meeting to respond to any questions that you may have. Accompanying the proxy materials is the Company's Annual Report to Shareholders for the year ended December 31, 2002. This report describes certain financial and operational aspects of the Company.

     It is important that your shares be represented whether or not you are able to be present at the Annual Meeting. I am gratified by our shareholders' continued interest in Kenneth Cole Productions, Inc. and urge you to complete, sign and date the enclosed proxy card and return it promptly.

     I look forward to seeing you at the Annual Meeting.


                                            Sincerely,

                                            /s/ Kenneth D. Cole

                                            Kenneth D. Cole
                                            Chairman of the Board of Directors,
                                            and Chief Executive Officer

                         KENNETH COLE PRODUCTIONS, INC.
                              603 West 50th Street
                               New York, NY 10019

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 22, 2003

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of Kenneth Cole Productions, Inc. (the "Company"), a New York corporation, will be held on Thursday, May 22, 2003 at 10:00 A.M. at the Company's principal administrative offices, 2 Emerson Lane, Secaucus, NJ 07094 for the following purposes, or as more fully described in the Proxy Statement accompanying this Notice:

     1.   To elect six directors to serve for a term of one year;

     2. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company to serve for the 2003 fiscal year; and

     3. To transact such other business as may properly be brought before the Annual Meeting or any adjournment, postponement or rescheduling thereof in connection with the foregoing or otherwise.

     The Board of Directors set April 8, 2003 as the record date for the Annual Meeting. This means that shareholders of record at the close of business on that date are the only shareholders entitled to notice of and to vote at the Annual Meeting and any adjournments, postponements or rescheduling.

     To assure your representation at the Annual Meeting, you are requested to fill in, date and sign the enclosed proxy card, which is solicited by the Company's Board of Directors, and to mail it promptly in the envelope provided. Any shareholder attending the Annual Meeting may vote in person even if he or she previously returned a proxy card.

     We encourage you to read the attached Proxy Statement carefully. In addition, you may obtain information about Kenneth Cole Productions, Inc. from the Annual Report to Shareholders for the year ended December 31, 2002 included with this notice and from documents that we have filed with the Securities and Exchange Commission.

                                           By Order of the Board of Directors,

                                           /s/ Stanley A. Mayer

New York, New York                         Stanley A. Mayer
April 22, 2003                             Secretary





--------------------------------------------------------------------------------
                                    IMPORTANT

A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.
--------------------------------------------------------------------------------

                         KENNETH COLE PRODUCTIONS, INC.
                              603 West 50th Street
                               New York, NY 10019

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 22, 2003

     This Proxy Statement (the "Proxy Statement") is furnished in connection with the solicitation by the Board of Directors of Kenneth Cole Productions, Inc., a New York corporation (the "Company"), of proxies to be used at the Annual Meeting of Shareholders (the "Annual Meeting"), to be held at the Company's principal administrative offices, located at 2 Emerson Lane, Secaucus, NJ 07094, on Thursday, May 22, 2003 at 10:00 A.M. and at any adjournment, postponement or rescheduling thereof. The approximate date on which this Proxy Statement, the foregoing notice and the enclosed proxy card were first mailed or given to shareholders was April 22, 2003.

                      GENERAL INFORMATION ABOUT THE MEETING

WHO MAY VOTE

     You may vote your Kenneth Cole Productions, Inc. common stock if our records show that you owned your shares on April 8, 2003 at the close of business on that date.

     On April 8, 2003, the Company had outstanding 11,150,476 shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock") and 8,291,497 shares of Class B Common Stock, par value $.01 per share (the "Class B Common Stock"). All of the issued and outstanding shares of Class B Common Stock are owned directly or indirectly by Kenneth D. Cole, Chairman of the Board and Chief Executive Officer of the Company.

     Except as otherwise provided in the Company's Restated Certificate of Incorporation or Bylaws, the holders of the Class A Common Stock and the Class B Common Stock vote together as a single class on all matters to be voted upon at the Annual Meeting and any adjournment, postponement or rescheduling thereof, with each record holder of Class A Common Stock entitled to one vote per share of Class A Common Stock, and each record holder of Class B Common Stock entitled to ten votes per share of Class B Common Stock. The Company's Restated Certificate of Incorporation provides that the holders of the Class A Common Stock vote separately as a class to elect 25% (not less than two directors) of the Company's Board of Directors.

VOTING YOUR PROXY

     Whether you hold shares in your name or through a broker, bank or other nominee, you may vote without attending the Annual Meeting. You may vote by granting a proxy or, for shares held through a broker, bank or other nominee, by submitting voting instructions to that nominee. For shares held through a broker, bank or other nominee, follow the instructions on the voting instruction card included with your voting materials. If you provide specific voting instructions, your shares will be voted as you have instructed. If you hold shares in your name and sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board of Directors. See "Counting the votes" and "Vote required" below for further information.

VOTES NEEDED TO HOLD THE MEETING

     In accordance with New York law and the Company's By-laws, the Annual Meeting will be held if a majority of Kenneth Cole Productions, Inc.'s outstanding shares entitled to vote is present or represented by proxy at the meeting. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum, even if you wish to abstain from voting on some or all matters introduced at the Annual Meeting (an "abstention"), if you:

     -    are present and vote in person at the Annual Meeting; or

     -    have properly submitted a proxy card.

     In addition, shares which are present or represented by proxy at the Annual Meeting will be counted for purposes of determining if there is a quorum regardless of whether a broker with authority fails to exercise its authority to vote on some or all of the proposals at the Annual Meeting (a "broker non-vote").

COUNTING THE VOTES

     In the election of directors, you may vote "FOR" all of the nominees or your vote may be "WITHHELD" with respect to one or more of the nominees. For the ratification of Ernst & Young LLP as the Company's independent auditors, you may vote "FOR," "AGAINST" or "ABSTAIN." Abstentions and broker non-votes will not be included in the tabulation of the votes cast on any of the proposals at the Annual Meeting.

VOTE REQUIRED

     In the election of Directors, the affirmative vote of a plurality of the shares voting, in person or by proxy, at the Annual Meeting is required to elect each nominee director. All other proposals require the affirmative vote of a majority of the shares voting, in person or by proxy, at the Annual Meeting.

MATTERS TO BE VOTED ON AT THE ANNUAL MEETING

     There are two proposals that will be presented for your consideration at the meeting:

     o    Election of the Board of Directors;

     o Ratification of the appointment of Ernst & Young LLP as the Company's independent auditors

OUR VOTING RECOMMENDATIONS

     Our Board of Directors recommends that you vote:

     o    "FOR" each of management's nominees to the Board of Directors;

     o "FOR" ratification of the appointment of Ernst & Young LLP as the Company's independent auditors

COST OF THIS PROXY SOLICITATION

     We have hired Georgeson Shareholder to assist in the distribution of proxy materials to brokers, bank nominees and other institutions for a fee not to exceed $1500, plus reasonable out-of-pocket expenses. We may also reimburse brokerage firms and other persons representing beneficial owners, such as banks and trustees, of shares for their reasonable expenses in forwarding the voting materials to their customers who are beneficial owners of shares of Class A Common Stock and obtaining their voting instructions.

ATTENDING THE ANNUAL MEETING

     You may vote shares held directly in your name in person at the Annual Meeting. If you choose to attend the Annual Meeting, please bring the enclosed proxy card or proof of identification for entrance to the Annual Meeting. If you want to vote shares that you hold in street name at the Annual Meeting, you must request a legal proxy from your broker, bank or other nominee that holds your shares.

CHANGING YOUR VOTE

     You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may do this by signing a new proxy card with a later date or by attending the Annual Meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy; you must specifically revoke your proxy. See "Voting your proxy" above for further instructions.

VOTING RESULTS

     The preliminary voting results will be announced at the Annual Meeting. The final voting results will be published in our quarterly report on Form 10-Q for the second quarter of fiscal year 2003.

DELIVERY OF VOTING MATERIALS

     To reduce the expenses of delivering duplicate voting materials to our shareholders who may have more than one Kenneth Cole Productions, Inc. stock account, we are taking advantage of new householding rules that permit us to deliver only one set of voting materials, meaning the proxy statement, proxy card and the 2002 annual report to shareholders, to shareholders who share an address unless otherwise requested.

HOW TO OBTAIN A SEPARATE SET OF VOTING MATERIALS

     If you share an address with another shareholder and have received only one set of voting materials, you may write, e-mail or call us using the contact information set forth below to request a separate copy of these materials at no cost to you. We undertake to deliver promptly to you, upon your request, a separate copy of these materials. For future annual meetings, you may request separate voting materials, or request that we send only one set of voting materials to you if you are receiving multiple copies, by e-mailing us at investrelations@kennethcole.com or writing us at Kenneth Cole Productions, Inc., 2 Emerson Lane, Secaucus, NJ 07094, Attn: Investor Relations or calling us at
(201) 864-8080 extension 8451.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of April 8, 2003 with respect to the beneficial ownership of the Class A Common Stock and Class B Common Stock, by (i) each beneficial holder of more than five percent of any class of the Company's voting securities, (ii) each director and nominee for director of the Company who owns shares of any class of the Company's voting securities, (iii) the Company's Chief Executive Officer, and each of the Company's four most highly compensated executive officers, other than the Chief Executive Officer and (iv) all directors and executive officers of the Company, as a group. Except as otherwise indicated, each person listed has sole voting power with respect to the shares beneficially owned by such person.


                                                          CLASS A COMMON STOCK           CLASS B COMMON STOCK
                                                       ---------------------------   ---------------------------
NAME OF BENEFICIAL OWNER                               NUMBER OF SHARES    PERCENT   NUMBER OF SHARES    PERCENT
------------------------                               ----------------    -------   ----------------    -------
Kenneth D. Cole(1). . . . . . . . . . . . . . . . . .     9,016,747(2)      46.4%      8,291,497(2)       100.0%

Paul Blum(1). . . . . . . . . . . . . . . . . . . . .       420,273(3)       3.8

Stanley A. Mayer(1) . . . . . . . . . . . . . . . . .       198,500(4)       1.8

Denis F. Kelly. . . . . . . . . . . . . . . . . . . .       113,433(5)       1.0

Robert C. Grayson . . . . . . . . . . . . . . . . . .        53,125(6)         *

Susan Q. Hudson(1). . . . . . . . . . . . . . . . . .        38,250(7)         *

Jaryn Bloom(1). . . . . . . . . . . . . . . . . . . .        57,500(8)         *

Philip B. Miller. . . . . . . . . . . . . . . . . . .        15,500(9)         *

Liz Claiborne, Inc. . . . . . . . . . . . . . . . . .     1,500,000(10)     13.5

FMR Corp. . . . . . . . . . . . . . . . . . . . . . .     1,682,627(11)     15.1

Pilgrim Baxter & Associates, Ltd. . . . . . . . . . .       734,600(12)      6.6

Wellington Management Company, LLP. . . . . . . . . .       620,700(13)      5.6

All directors and executive officers
  as a group (8 persons). . . . . . . . . . . . . . .     9,913,328         51.0       8,291,497          100.0

-------------------

*    Less than 1.0%

(1) The beneficial owner's address is c/o Kenneth Cole Productions, Inc., 603 West 50th Street, New York, NY 10019.

(2) Includes (a) 7,983,497 shares which Mr. Cole has the right to acquire within 60 days upon the conversion of 7,983,497 shares of Class B Common Stock, (b) 120,000 shares of Class B Common Stock held by the Kenneth Cole Foundation of which Mr. Cole is a co-trustee with his wife, (c) 187,500 shares of Class B Common Stock held by KMC Partners of which Mr. Cole is the living partner with 95% ownership, (d) 500 shares of Class B Common Stock held by the Cole Family Foundation of which Mr. Cole is sole trustee,
     (e) 150,000 shares of Class A Common Stock held by the Kenneth Cole 1994 Charitable Remainder Trust, of which Mr. Cole is the sole trustee, (f) 54,000 shares of Class A Common Stock held by the Kenneth Cole Foundation
     (g) 45,000 shares of Class A Common Stock held by Mr. Cole and (h) 476,250 shares which Mr. Cole has the right to acquire within 60 days upon the exercise of options granted to him under the Company's 1994 Stock Option Plan.

(3) Includes 228,500 shares which Mr. Blum has the right to acquire within 60 days upon the exercise of options granted to him under the Company's 1994 Stock Option Plan.

(4) Includes (a) 123,500 shares which Mr. Mayer has the right to acquire within 60 days upon the exercise of options granted to him under the Company's 1994 Stock Option Plan and (b) an aggregate of 75,000 shares which Mr. Mayer has the right to acquire within 60 days upon the exercise of options granted to him pursuant to certain stock option agreements with the Company.

(5) Includes 80,000 shares which Mr. Kelly has the right to acquire within 60 days upon the exercise of options granted to him under the Company's 1994 Stock Option Plan. Mr. Kelly's address is c/o Scura, Rise & Partners LLC, 1211 Avenue of the Americas, 27th Floor, New York, NY 10036.

(6) Includes 38,125 shares which Mr. Grayson has the right to acquire within 60 days upon the exercise of options granted to him under the Company's 1994 Stock Option Plan. Mr. Grayson's address is c/o Berglass Grayson, 399 Park Avenue, 39th Floor, New York, NY 10022.

(7) Includes 38,250 shares which Ms. Hudson has the right to acquire within 60 days upon the exercise of options granted to her under the Company's 1994 Stock Option Plan.

(8) Includes 57,500 shares which Ms. Bloom has the right to acquire within 60 days upon the exercise of options granted to her under the Company's 1994 Stock Option Plan.

(9) Includes 12,500 shares which Mr. Miller has the right to acquire within 60 days upon the exercise of options granted to him under the Company's 1994 Stock Option Plan. Mr. Miller's address is c/o Philip B. Miller Associates, 399 Park Avenue, 39th Floor, New York, NY 10022.

(10) The address of Liz Claiborne, Inc. is 1441 Broadway, New York, NY 10018

(11) As reported on Amendment No. 2 to Schedule 13G as filed with the Securities and Exchange Commission on February 13, 2003. The address of FMR Corp. is 82 Devonshire St., Boston, MA 02109.

(12) As reported on Schedule 13G as filed with the Securities and Exchange Commission on February 13, 2003. The address of Pilgrim Baxter & Associates, Ltd. is 1400 Liberty Ridge Drive, Wayne, PA 19087-5593.

(13) As reported on Schedule 13G filed with the Securities and Exchange Commission on February 12, 2003. The address of Wellington Management Company, LLP is 75 State Street, Boston, MA 02109.

                       PROPOSAL ONE: ELECTION OF DIRECTORS

     Six directors are to be elected at the Annual Meeting to serve for a term of one year and until their respective successors have been elected and shall qualify. Each proxy received will be voted FOR the election of the nominees named below unless otherwise specified in the proxy. If any nominee shall, prior to the Annual Meeting, become unavailable for election as a director, the persons named in the accompanying form of proxy will vote in their discretion for a nominee, if any, that may be recommended by the Board of Directors, or the Board of Directors may reduce the number of directors to eliminate the vacancy. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve. There are no arrangements or understandings between any director or nominee and any other person pursuant to which such person was selected as a director or nominee.

NOMINEES FOR DIRECTOR

     The Board of Directors has nominated six directors to be elected to the Board of Directors at the Annual Meeting: Kenneth D. Cole, Paul Blum, Stanley A. Mayer, Robert C. Grayson, Denis F. Kelly and Philip B. Miller.

     Denis F. Kelly and Robert Grayson are the nominees for director for election by the holders of the Class A Common Stock. The other nominees for director will be elected by the vote of the holders of the Class A Common Stock and the holders of the Class B Common Stock voting together as a single class. All nominees are currently directors. Each nominee has agreed to be named in this Proxy Statement and to serve as a director if elected.

     Certain information concerning the nominees is set forth below:

                                                                                               YEAR BECAME
NAME                                 AGE   PRINCIPAL OCCUPATION                                A DIRECTOR
----                                 ---   --------------------                                ----------
Kenneth D. Cole . . . . . . . . . .  49    Chairman of the Board and Chief Executive Officer      1982

Paul Blum . . . . . . . . . . . . .  43    President                                              1994

Stanley A. Mayer. . . . . . . . . .  55    Executive Vice President, Chief Financial Officer,     1994
                                             Treasurer and Secretary

Robert C. Grayson . . . . . . . . .  58    President, Robert C. Grayson & Associates, Inc.        1996
                                             and Vice Chairman, Berglass-Grayson

Denis F. Kelly. . . . . . . . . . .  53    Managing Partner, Scura, Rise & Partners, Inc.         1994

Philip B. Miller. . . . . . . . . .  64    Principal, Philip B. Miller Associates                 2000

     KENNETH D. COLE has served as the Company's President and Chief Executive Officer since its inception in 1982. From 1976 through 1982, Mr. Cole was a senior executive of El Greco, Inc., a shoe manufacturing and design company. Mr. Cole is on the Boards of Directors of the American Foundation for AIDS Research ("AmFAR ") and H.E.L.P., a New York agency that provides temporary housing for the homeless. In addition, Mr. Cole is a Director and President of each of the wholly owned subsidiaries of the Company.

     PAUL BLUM has served as President of the Company since February 2002. He had served as Chief Operating Officer of the Company since February 1998. He also has served as Executive Vice President of the Company since May 1996 and as Senior Vice President from August 1992 until May 1996. Mr. Blum joined the Company in 1990. From 1982 until 1990, Mr. Blum served as Vice President and was a principal shareholder of The Blum Co., a fashion accessory firm, certain assets of which were purchased in 1990 by the Company.

     STANLEY A. MAYER has served as Executive Vice President, Chief Financial Officer, Treasurer and Secretary of the Company since March 1988. From 1986 until joining the Company, Mr. Mayer held the position of Vice President-Finance and Administration of Swatch Watch USA, Inc. Mr. Mayer was the Controller of the Ralph Lauren and Karl Lagerfeld womenswear divisions of Bidermann Industries, USA, Inc. from 1979 until 1986. In addition, Mr. Mayer is the Vice President and Secretary of each of the wholly owned subsidiaries of the Company.

     ROBERT C. GRAYSON is President of Robert C. Grayson & Associates, Inc. and Vice Chairman of Berglass-Grayson, each consulting firms. From 1992 to 1996, Mr. Grayson served initially as an outside consultant to Tommy Hilfiger Corp., a wholesaler and retailer of men's sportswear and boyswear, and later accepted titles of Chairman of Tommy Hilfiger Retail, Inc. and Vice Chairman of Tommy Hilfiger Corp. From 1970 to 1992, Mr. Grayson served in various capacities for Limited Inc., including President and CEO of Lerner New York from 1985 to 1992, and President and CEO of Limited Stores from 1983 to 1985. Mr. Grayson serves on the Boards of Directors of Ann Taylor Stores Corp. and Frisby Technologies, Inc.

     DENIS F. KELLY is a Managing Partner of Scura, Rise & Partners, LLC. From July 1993 to December 2000, Mr. Kelly was the head of the Mergers and Acquisitions Department at Prudential Securities Incorporated. From 1991 until 1993, Mr. Kelly was President of Denbrook Capital Corp., a merchant banking firm. Mr. Kelly was at Merrill Lynch from 1980 to 1991, where he served as Managing Director, Mergers & Acquisitions from 1984 to 1986, and then as a Managing Director, Merchant Banking, from 1986 to 1991. Mr. Kelly serves on the Board of Directors of MSC Industrial Direct, Inc.

     PHILIP B. MILLER is the principal of Philip B. Miller Associates, a consulting firm. Mr. Miller served as Chairman and Chief Executive Officer at Saks Fifth Avenue from 1993 to January 2000 and continued as Chairman until July 2001. Mr. Miller was formerly Chairman and Chief Executive Officer at Marshall Fields, joining that company in 1983 from Neiman Marcus, where he had been President since 1977. Prior to that he served as Vice Chairman at Lord & Taylor and as Vice President and Merchandise Manager at Bloomingdales. Mr. Miller serves on the Board of Directors at Puig USA, St. John and Tri-Artisan Partners. In addition Mr. Miller also serves on the Board of Directors of the Metropolitan Opera Guild of New York and the New York Botanical Gardens.

     There are no family relationships among any directors or executive officers of the Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES.

NAMED EXECUTIVE OFFICERS

     Kenneth D. Cole, Stanley A. Mayer, Paul Blum, Jaryn Bloom and Susan Q. Hudson are the named executive officers of the Company. Mr. Blum, Ms. Hudson and Ms. Bloom have entered into employment agreements with the Company as described herein under the caption "Executive Compensation - Employment Contracts."

     Certain information regarding the named executive officers of the Company, other than Ms. Bloom and Ms. Hudson, is set forth above.

     JARYN BLOOM, age 38, has served as Senior Vice President of Consumer Direct since September 1997. Prior to 1997, she served as Divisional President - Retail and in various roles with increasing responsibility since joining the Company in 1986. As of April 9, 2003, Ms. Bloom was no longer employed by the Company.

     SUSAN Q. HUDSON, age 43, has served as Senior Vice President - Wholesale since February 1998. Ms. Hudson had served as Divisional President - Men's Footwear since 1996 and as Vice President in charge of men's footwear since 1990. Prior to joining the Company, Ms. Hudson was at LA Gear, where she served as Regional Sales Manager.

BOARD AND COMMITTEE GOVERNANCE

     In accordance with applicable New York law, the business of the Company is managed under the direction of the Board of Directors, which establishes the overall policies and standards for the Company and reviews performance of management. The directors are kept informed of the Company's operations at meetings of the Board of Directors and Committees of the Board of Directors and through reports, analyses and discussions with management.

     The Board of Directors meets regularly on a quarterly basis. In addition, significant communications between the directors and the management of the Company occur apart from the regularly scheduled meetings of the Board of Directors and its Committees. During 2002, there were four regularly scheduled meetings and four telephonic meetings of the Board of Directors. All of the directors attended at least 75% of the aggregate number of meetings of the Board of Directors.

     The Board of Directors of the Company has standing Audit and Compensation Committees; it does not have a standing Nominating Committee.

     The Audit Committee consists of three non-employee directors: Mr. Kelly (Chair), Mr. Grayson and Mr. Miller. The Board of Directors has determined that each of the members of the Audit Committee is "independent," as defined by the rules of the New York Stock Exchange. The Board of Directors also has determined that [each of the members of the Audit Committee] is an "audit committee financial expert" for purposes of the SEC's rules. Information regarding the Audit Committee and its functions and responsibilities is included in this Proxy Statement under the Caption "Report of the Audit Committee." During 2002, the Audit Committee met five times.

     The Compensation Committee consists of three non-employee directors: Mr. Grayson (Chair), Mr. Kelly and Mr. Miller. Information regarding the function and responsibilities of the Compensation Committee is included in this Proxy Statement under the caption "Compensation Committee Report on Executive Compensation." During 2002, the Compensation Committee met two times.

                          REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Board of Directors (the "Audit Committee") assists the Board in fulfilling its responsibility for oversight (i) of the quality and integrity of the Company's accounting, auditing and financial reporting practices and financial statements; (ii) the independence, qualifications and performance of the Company's independent auditors; (iii) the Company's compliance with legal and regulatory requirements; and (iv) the performance of the Company's internal audit function. The Audit Committee also has the sole authority and responsibility to select, evaluate and, where appropriate, replace, the independent auditors, and must approve in advance all audit and permitted non-audit services, and related fees. The Audit Committee is composed of non-employee directors who meet the independence and financial literacy requirements of the New York Stock Exchange (the "NYSE").

     The Audit Committee operates under a written charter adopted by the Board of Directors (the "Charter") in 2001 and amended in April 2003, a copy of which is attached as Appendix A hereto. Since then, the Audit Committee has reviewed the relevant requirements of the Sarbanes-Oxley Act of 2002, related rules of the Securities and Exchange Commission (the "SEC"), both proposed and actual, and the proposed new listing standards by the NYSE regarding audit committee policies. Although some of these rules and standards have not yet been finalized the Board of Directors adopted a new Audit Committee Charter in April 2003 to conform the charter to the new requirements and to voluntarily implement certain of these proposed rules and standards. The Audit Committee will review and reassess the Charter annually and recommend any proposed changes to the full Board of Directors for approval.

     Management is primarily responsible for the Company's financial reporting process, including maintaining the system of internal controls, and the preparation of the Company's consolidated financial statements in accordance with generally accepted accounting principles, as well as the objectivity and integrity of such financial statements. The Company's independent auditors are responsible for auditing those financial statements, expressing an opinion based on their audit as to whether, in all material respects, the financial statements are presented in conformity with generally accepted accounting principles, testing the effectiveness of the Company's internal controls and discussing with the Audit Committee any issues the auditors believe should be raised with the Audit Committee. The Audit Committee actively monitors and reviews these processes and financial statements. In carrying out its duties, the Audit Committee relies in part on the information provided to it, and on the representations made to it, by management and the independent auditors, as well as by the Company's internal auditors and outside advisors.

     The Audit Committee met with Ernst and Young LLP, the Company's independent auditors, with and without management present, to review and discuss the overall scope and plans for the audit of the Company's consolidated financial statements for the fiscal year ended December 31, 2002 and the results of such audit, including the auditors' evaluations of the Company's internal controls and the overall quality of the Company's financial reporting. Management represented to the Audit Committee that the Company's financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee reviewed and discussed the financial statements with management and the independent auditors, including a review of the selection, application and disclosure of the Company's critical accounting policies. The Committee also discussed with management and the independent auditors the process used to support the certifications of the Company's Chairman and Chief Executive Officer and Chief Financial Officer required under the rules of the SEC and the Sarbanes-Oxley Act of 2002 and matters adopted or proposed to be adopted by the SEC and the NYSE.

     The Audit Committee also discussed and reviewed with the independent auditors all communications required under generally accepted accounting principles, including the matters required to be discussed with audit committees under Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).

     The Company's independent auditors also provided to the Audit Committee a formal written statement describing all relationships between the independent auditors and the Company that might bear on the auditors' independence as required by Independence Standards Board Standard No. 1, as amended (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors any matters that may impact on the auditor's objectivity and independence from the Company and management. Nothing came to the Audit Committee's attention as a result of its review of such statement or its discussions with the auditors that would indicate that the auditors lacked such objectivity or independence.

     Based upon the Audit Committee's receipt and review of the various materials and assurances described above and its discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements for the fiscal year ended December 31, 2002 be included in the Company's Annual Report on Form 10-K for such fiscal year to be filed with the SEC.

     The Audit Committee also reviewed the fees paid for audit services as compared with fees paid for other services and concurred with management that the fees paid for other services would not affect the independence of the auditors in performing their audit function.

                                          Audit Committee

                                          Denis F. Kelly, (Chairman)
                                          Robert C. Grayson
                                          Philip B. Miller

     The foregoing Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors (the "Compensation Committee"), composed of Mr. Kelly, Mr. Miller and Mr. Grayson, none of whom are current or former employees of the Company, is responsible for the Company's executive officer and other compensation programs. The Compensation Committee may hire and consult with independent advisors. The Compensation Committee also:

     o approves the compensation of certain key employees and makes recommendations to the Board of Directors as required;

     o    evaluates the performance of the Chief Executive Officer;

     o approves material changes to the Company's incentive compensation and benefit plans; and

     o administers the Company's 1994 Stock Option Plan, including granting options and setting the terms thereof pursuant to such plan (all subject to approval by the Board of Directors).

DIRECTOR COMPENSATION

     Directors who are also employees of the Company are not paid any fees or other remuneration, as such, for service on the Board of Directors or any of its Committees.

     During 2002, each non-employee director received a retainer of $4,500 per quarter. This amount was increased to $6,250, effective with the first meeting in 2003. In addition, non-employee directors receive $1,000 (Chairman $1,500) for each regularly scheduled quarterly Board of Directors meeting, Audit Committee meeting and Compensation Committee meeting they attend. The Company's 1994 Stock Option Plan provides that non-employee directors each receive (i) a grant of an option to purchase 5,000 shares of Class A Common Stock upon agreeing to serve as a director, pro rated based upon the number of months remaining until the next annual meeting of shareholders and (ii) an annual grant of an option to purchase 5,000 shares of Class A Common Stock to be made at the first meeting of the Company's Board of Directors following each annual meeting of shareholders. All options granted to non-employee directors have a per share exercise price equal to 100% of the fair market value of one share of Class A Common Stock on the date of grant. The options granted to the non-employee directors expire ten years from the date of grant and vest in 50% increments on the first and second anniversaries of the date of grant. In addition, non-employee directors are reimbursed by the Company for all travel expenses related to meetings.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based upon a review of the filings furnished to the Company pursuant to Rule 16a-3(e) promulgated under the Securities Exchange Act of 1934, as amended (the "Act") and on written representations from its executive officers, directors and persons who beneficially own more than 10% of the Class A Common Stock, the Company believes that all filing requirements of Section 16(a) of the Act were complied with during the year ended December 31, 2002.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

     The following table sets forth the aggregate compensation awarded to, earned by or paid to the Company's Chief Executive Officer and to each of the Company's four most highly compensated executive officers, other than the Chief Executive Officer, (together, the "Named Executive Officers"), for services rendered in all capacities to the Company and its subsidiaries for the years ended December 31, 2002, 2001 and 2000.


                                                                                        LONG-TERM
                                                                                   COMPENSATION AWARDS
                                                                               ------------------------------
                                                  ANNUAL COMPENSATION          SECURITIES
                                            -------------------------------    UNDERLYING        ALL OTHER
NAME AND PRINCIPAL POSITION                  YEAR     SALARY        BONUS      OPTIONS(2)     COMPENSATION(1)
---------------------------                 -----   ----------   ----------    -----------    ---------------
Kenneth D. Cole . . . . . . . . . . . . . .  2002   $1,000,000   $2,200,000          --
  Chairman and                               2001    1,000,000      150,000     300,000
  Chief Executive                            2000    1,000,000    1,375,000     150,000

Paul Blum . . . . . . . . . . . . . . . . .  2002      600,000      756,000          --          $142,550
  President                                  2001      600,000       45,000      60,000           139,950
                                             2000      500,000      437,500      30,000             9,750

Stanley A. Mayer. . . . . . . . . . . . . .  2002      325,000      270,000          --            87,550
  Executive Vice President                   2001      325,000       15,000      35,000            82,550
  & CFO                                      2000      285,000      200,000      15,000             2,550

Susan Q. Hudson . . . . . . . . . . . . . .  2002      345,000      240,000          --            97,550
  Senior Vice President                      2001      345,000       12,000      25,000            82,550
                                             2000      320,000      140,000      15,000             2,550

Jaryn Bloom(3). . . . . . . . . . . . . . .  2002      325,000      185,000          --            94,750
  Senior Vice President                      2001      325,000       12,000      25,000            89,750
                                             2000      300,000      140,000      22,500             8,550

---------------------

(1) Amounts represent the Company's contribution to the defined contribution supplemental executive retirement plan ("SERP"), the Company's matching contribution to the 401(k) plan and car allowances. Benefits earned under the SERP begin vesting after 3 years, become 75% vested after 10 years and fully vested upon the participant retiring at age 60 or later. Payments made for the SERP, the matching contribution to the 401(k) and car allowances during 2002 were as follows: a) Paul Blum $128,000, $2,550 and $12,000; b) Stanley A. Mayer $85,000, $2,550 and $0; c) Susan Hudson $85,000, $2,550 and $10,000; and d) Jaryn Bloom $85,000, $2,550 and $7,200.

(2) All share amounts have been adjusted to give effect to the Company's three-for-two stock split on March 6, 2000.

(3)  As of April 9, 2003, Ms. Bloom was no longer employed by the Company.

                        OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information concerning options to purchase Class A Common Stock ("Options") granted during 2002 to the Named Executive Officers (3):

                                               INDIVIDUAL GRANTS(1)              POTENTIAL REALIZABLE
                           ---------------------------------------------------- VALUE AT ASSUMED ANNUAL
                            NUMBER OF     PERCENT OF                             RATES OF STOCK PRICE
                           SECURITIES   TOTAL OPTIONS                              APPRECIATION FOR
                           UNDERLYING    GRANTED TO      EXERCISE                    OPTION TERM(2)
                             OPTIONS      EMPLOYEES       PRICE     EXPIRATION  ------------------------
NAME                         GRANTED    IN FISCAL YEAR  ($/SHARE)      DATE        5%             10%
----                       -----------  --------------  ----------  ----------- --------       ---------
Kenneth D. Cole. . . . .      None
Paul Blum. . . . . . . .      None
Stanley A. Mayer . . . .      None
Susan Q. Hudson. . . . .      None
Jaryn Bloom. . . . . . .      None

   AGGREGATED OPTION EXERCISES IN LAST YEAR AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth the aggregated option exercises during 2002 and the number and value of unexercised options held by the Named Executive Officers as of December 31, 2002.

                                                           NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                                          UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS
                             SHARES      VALUE          OPTIONS AT FISCAL YEAR-END      AT FISCAL YEAR-END(1)
                          ACQUIRED ON   REALIZED       ----------------------------  ----------------------------
NAME                      EXERCISE (#)     ($)         EXERCISABLE    UNEXERCISABLE  EXERCISABLE    UNEXERCISABLE
----                      ------------  ---------      -----------    -------------- -----------    --------------
Kenneth D. Cole . . . .            0           0         360,000          465,000     $2,267,813     $1,450,313
Paul Blum . . . . . . .            0           0         200,500          100,500      2,006,642        423,575
Stanley A. Mayer. . . .       45,000     933,117         193,500           58,500      2,765,167        218,225
Susan Q. Hudson . . . .        4,500      94,785          28,750           41,250        180,850        140,838
Jaryn Bloom . . . . . .            0           0          46,500           46,500        298,938        140,838

---------------

(1) The value of unexercised, in-the-money options, is the difference between the exercise price of the options and the fair market value of the Class A Common Stock at December 31, 2002 ($20.30).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Board of Directors approves compensation decisions recommended by the Compensation Committee. The Compensation Committee is composed of Mr. Grayson (Chair), Mr. Kelly and Mr. Miller. Kenneth D. Cole, Paul Blum and Stanley A. Mayer, each of whom is an executive officer and directors of the Company, participated in the Board of Directors' deliberations regarding certain executive compensation matters.

EMPLOYMENT AGREEMENTS

     The Company presently does not have an employment agreement with Mr. Cole. However, the Compensation Committee has established Mr. Cole's annual salary for 2003 at $1,000,000. In addition, Mr. Cole is eligible to receive an annual incentive bonus in accordance with the Kenneth Cole Productions, Inc. 1999 Bonus Plan. See "Compensation Committee Report on Executive Compensation."

     In September 2000, the Company amended its employment agreement with Mr. Blum. The employment agreement provides for his employment through December 31, 2003. Pursuant to this agreement, Mr. Blum was entitled to receive an annual base salary in 2002 in the amount of $650,000. However, Mr. Blum agreed to forego his increase in 2002 and his salary remained at $600,000. In addition, Mr. Blum is eligible to receive an annual bonus based on the Company's attainment of varying levels of pre-tax earnings. For the year ended December 31, 2002, Mr. Blum earned a bonus in the amount of $756,000.

     In the event Mr. Blum's employment is terminated by the Company without "cause," or by him for "good reason," (each as defined in the employment agreement), he will be entitled to receive (i) his base salary through the end of the term of the agreement, and (ii) an amount equal to one year's bonus payable in 12 monthly installments. In addition, all outstanding options held by Mr. Blum will immediately vest. In the event such termination occurs after a "Change in Control" of the Company (as defined in the employment agreement), he will receive an additional one year's salary and bonus. These payments are subject to reduction, at the discretion of the Board of Directors, if necessary to ensure that no portion of such compensation will not be deductible for tax purposes by reason of Section 280G of the Internal Revenue Code.

     Pursuant to an employment agreement, Ms. Hudson is eligible to receive an annual salary adjustment and bonus incentive in accordance with the criteria established by the Compensation Committee. The employment agreement contains non-compete provisions and also provides for severance payments to Ms. Hudson in the event that the Company terminates Ms. Hudson's employment during the employment period for any reason other than cause, equal to 12 months salary.

     In February 2000, the Company entered into an employment agreement with Ms. Bloom. The employment agreement provides for her employment as the Company's Senior Vice President of Consumer Direct through December 31, 2003. Pursuant to this agreement, Ms. Bloom was entitled to receive an annual base salary in 2002 in the amount of $350,000. However, Ms. Bloom agreed to forego her increase in 2002 and her salary remained at $325,000. In addition, Ms. Bloom is eligible to receive an annual bonus based on the Company's attainment of varying levels of pre-tax earnings. For the year ended December 31, 2002, Ms. Bloom earned a bonus in the amount of $185,000. The employment agreement contains non-compete provisions and also provides for severance payments to Ms. Bloom in the event that the Company terminates Ms. Bloom's employment during the employment period for any reason other than cause, equal to 12 months salary.

     As of April 9, 2003, Ms. Bloom was no longer employed by the Company.

                             COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee is comprised of three non-employee directors:
Mr. Robert C. Grayson, Committee Chairman, and Messrs. Denis F. Kelly and Philip
B. Miller. The Compensation Committee reviews and oversees the Company's various incentive plans, evaluates performance and reviews compensation levels and other related matters for Kenneth Cole Productions, Inc.'s senior executives. The Compensation Committee reviews in detail all aspects of compensation for the senior executives, including Named Executive Officers, with the full Board of Directors before setting compensation levels. The Compensation Committee met two times in fiscal year 2002.

     The Company's compensation and benefit programs are designed to attract, retain and motivate highly qualified executives, to support the achievement of the Company's long-term strategic objectives and to align executive officer compensation with the performance of the Company and the interests of its shareholders. The Company's executive compensation philosophy also seeks to recognize individual initiative and achievements.

     To meet these objectives, the Compensation Committee considers objective and subjective factors in making pay decisions for the executive officers of the Company. Compensation for the executive officers, including the Named Executive Officers, consists of base salary, performance-based annual incentive cash bonuses, long-term incentive awards in the form of stock options granted under the 1994 Employee Stock Option Plan and other benefits typically offered to corporate executives.

EXECUTIVE OFFICERS' 2002 COMPENSATION

     The Compensation Committee periodically retains the services of an independent consulting firm specializing in executive compensation to review the competitiveness of the Company's executive compensation programs in comparison with 20 public companies in the footwear and apparel industry (the "Comparison Group"). The most recent survey assessed the relationship between executive compensation and Company performance. Increases to base salaries as well as annual and long-term incentive compensation for 2002 reflect the Compensation Committee's consideration of the compensation survey, general economic conditions, Company performance and each executive's individual performance.

SALARY

     Base salaries for executive officers are initially determined by competitive requirements to recruit the executive. Base salaries are then reviewed annually with increases at competitive levels depending upon individual performance, level of pay, participation in other long-term compensation programs, the Company's overall performance and other factors. Base salaries for Corporate Vice Presidents and above were not increased in 2002 due to the Company's less than expected operating results in 2001. The compensation survey performed in 2000 indicated that overall, base salaries (excluding the CEO which is discussed separately below) are positioned around the median of the Comparison Group with some individual variation.

ANNUAL INCENTIVE BONUS

     The Company's Annual Incentive Bonus Plan (the "Bonus Plan") designed to reward executives for their contributions to the achievement of Company-wide performance goals. The payouts under this plan are designed such that when the Company exceeds its performance goals participants receive more than their targeted bonus amounts and when Company performance is below its performance goals the resultant payout is less than the target bonus amounts.

     At the beginning of each year, the Chief Executive Officer recommends for approval by the Compensation Committee the individual Bonus Plan participants and the target incentive award for each participant expressed as a percentage of base salary of the participant. The Compensation Committee determines the formula for calculating the amount of incentive award a participant may receive. Such awards are earned at varying levels of pre-tax earnings achieved by the Company and are payable in cash bonuses subsequent to year-end. Potential awards range from 0% to 200% (excluding the CEO which is discussed separately below) of an executive officer's base salary, based on the actual level of pre-tax earnings achieved each year relative to the targeted goal, as well as the position of the executive officer.

     For 2002, the Company paid annual incentive bonus awards to ten employees, including the Named Executive Officers other than the CEO, under an award structure designed to preserve the Company's tax deductions under the $1.0 million dollar annual deduction limitation as imposed by Section 162(m) of the Internal Revenue Code. The Bonus Plan provided for awards to executive officers that, at the targeted pre-tax earnings goal, ranged from 20% to 63% of base salary, with an ability to double the awards based upon actual Company performance. The performance goal was based on the Company's earnings before income taxes. The formula determined the 2002 maximum bonus amount and was 100% performance based. During 2002, executive bonuses ranged from 40% to 126% of base salaries. The Compensation Committee believes that payments under the performance based Annual Incentive Bonus Plan will not exceed $1.0 million in any annual period.

STOCK OPTIONS

     Long-term incentive compensation of the Company's executive officers generally takes the form of stock option grants. The objective of such grants is to align the financial interests of the executive officers with those of the Company's shareholders by providing incentives that focus management's attention on the successful long-term strategic management of the business and appreciation in shareholder value. All stock option awards are granted with an exercise price equal to the fair value of the Company's Class A Common Stock on the date of grant. These awards provide value to the executive officers only when and to the extent that the value of the Company's common stock appreciates over the value at the date of grant. Stock option awards typically have a term of ten years and vest annually over a five-year period. In determining the number of options per grant, the Compensation Committee considers several factors including each participant's salary, title and performance as well as the approximate fair value of the grant at the time of grant. The size of the grant is targeted at the median of competitive long-term incentive opportunities as compared with the Comparison Group. No stock options were awarded to Corporate Vice Presidents and above in 2002.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER FOR 2002

     Kenneth D. Cole is the Chairman of the Board of Directors and also Chief Executive Officer of the Company. Mr. Cole's base salary did not increase in 2002 and remains at $1.0 million. The decision not to increase Mr. Cole's base salary, like the decision with respect to the other top executive officers was based on the Company's less than expected operating results in 2001. The Compensation Committee believes that when compared to other chief designers in the industry Mr. Cole's 2002 target compensation is reasonable.

     The annual incentive bonus portion of Mr. Cole's compensation was based on a formula comprising the Company's achievement of targeted pre-tax earnings, as established by the Compensation Committee. Based on the Company's financial performance in 2002, which resulted in an increase in net income in excess of 57%, Mr. Cole was awarded a $2.2 million performance bonus.

     During 2002, Mr. Cole did not receive any option grants. Mr. Cole's 2003 performance-based compensation will be determined in accordance with the Kenneth Cole 1999 Bonus Plan, which was adopted by the Company and approved by the Company's Shareholders at the 2000 Annual Meeting of Shareholders.

     The Committee believes that the total fiscal year 2002 compensation payable to Mr. Cole is consistent with the Company's executive compensation philosophy described above. The Committee also noted that, as depicted by the graph that follows this report, the cumulative total return achieved by the Company's shareholders during the past five years exceeds the return for the general and industry-specific indices.

SECTION 162 (m) OF THE INTERNAL REVENUE CODE OF 1986

     Section 162(m) of the Code places a $1 million limit on the amount of non-performance based compensation that may be deducted by the Company for tax purposes for each Named Executive Officer. Although it is the Compensation Committee's policy to maximize the deductibility of compensation to the Named Executive Officers, the Compensation Committee also believes that it is important to maintain the flexibility to take actions with respect to compensation it considers in the best interest of the Company and that of the Company's stockholders, which are necessarily based on considerations in addition to Section 162(m). As such, a portion of Mr. Cole's compensation may be nondeductible. In addition, certain distributions under the Company's deferred compensation plan may not be fully deductible to the extent that compensation when combined with the other non-performance based compensation for a particular executive exceeds the $1 million limit in any tax year.

     Compensation paid to the Named Executive Officers pursuant to the Kenneth Cole Productions, Inc. 1999 Bonus Plan and the Amended and Restated Kenneth Cole Productions, Inc. 1994 Stock Option Plan is exempt from this limitation, provided, that all of the requirements of Section 162(m) are met.

                                               COMPENSATION COMMITTEE

                                               Robert C. Grayson (Chairman)
                                               Denis F. Kelly
                                               Philip B. Miller

     The foregoing Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

STOCK PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in the cumulative total shareholder return on the Class A Common Stock during the period beginning on December 31, 1997 and ending on December 31, 2002 with the cumulative total return on the Standard & Poor's 500 Composite Index and the Standard & Poor's Footwear Index. The comparison assumes that $100 was invested on December 31, 1997 in the Class A Common Stock in the foregoing indices and assumes the reinvestment of dividends.





                              [PERFORMANCE GRAPH]





                             COMPARISON OF CUMULATIVE TOTAL RETURN

 MEASUREMENT PERIOD                                  KENNETH COLE                   S+P
(FISCAL YEAR COVERED)                              PRODUCTIONS, INC.   S+P 500    FOOTWEAR
---------------------                              -----------------   -------    --------
        1997 . . . . . . . . . . . . . . . . . . .      100.00          100.00     100.00
        1998 . . . . . . . . . . . . . . . . . . .      116.73          128.58      97.91
        1999 . . . . . . . . . . . . . . . . . . .      284.82          155.64     116.20
        2000 . . . . . . . . . . . . . . . . . . .      375.86          141.46     140.77
        2001 . . . . . . . . . . . . . . . . . . .      165.28          124.65     142.64
        2002 . . . . . . . . . . . . . . . . . . .      189.56           97.10     118.38

                  CERTAIN RELATIONSHIPS AND OTHER TRANSACTIONS

     During 2002, the Company made payments of approximately $75,000 to a company in connection with the hire and use of an aircraft owned by Cole Aeronatics, Inc., of which Kenneth D. Cole is the sole shareholder. All transactions were made on similar terms and conditions that could have been obtained with unrelated third parties.

     During 2002, the Company made payments of approximately $49,000 for consulting fees to a company to which Mr. Robert Grayson provides services as a contractor. All transactions were made on similar terms and conditions that could have been obtained with unrelated third parties.

                       PROPOSAL TWO: SELECTION OF AUDITORS

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Subject to ratification by the shareholders, the Board of Directors has reappointed Ernst & Young LLP as independent auditors to audit the financial statements of the Company for 2003. Fees for the last annual audit were $358,000 and all other fees were $80,000, including audit-related services of $48,000, and non-audit services of $32,000.

     Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     The Audit Committee and the Board of Directors recommend the shareholders vote "FOR" such ratification.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL TWO:
RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG AS INDEPENDENT AUDITORS.

AUDIT AND NON-AUDIT FEES

     The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of the Company's financial statements for the years ended December 31, 2002 and December 31, 2001, and fees billed for other services rendered by Ernst & Young LLP during those periods.

                                                     2001        2002
                                                   --------    --------
          Audit fees: . . . . . . . . . . . . . .  $268,000    $358,000
          Audit-related fees: . . . . . . . . . .    37,000      48,000
          All other fees: . . . . . . . . . . . .   295,000      32,000
                                                   --------    --------
          Total:. . . . . . . . . . . . . . . . .  $600,000    $438,000
                                                   ========    ========

                SHAREHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING

     Proposals of shareholders intended to be presented at the Annual Meeting of Shareholders in 2004 must be received by December 1, 2003 in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting. Proposals of shareholders intended to be considered at the Annual Meeting of Shareholders in 2004, but not included in the Company's proxy statement and form of proxy related to that meeting, must be received by February 1, 2004, or the persons appointed as proxies may exercise their discretionary voting authority with respect to the proposal. Shareholder proposals should be directed to the Secretary of the Company, at the address of the Company set forth on the first page of this proxy statement. Any such proposals will need to comply with the SEC regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials.

                                  OTHER MATTERS

     The Board of Directors does not intend to bring any matter before the Annual Meeting except as specifically indicated in the attached Notice, nor does the Board of Directors know of any matters that anyone else proposes to present for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, however, the persons named in the enclosed proxy card, will vote or otherwise act thereon in accordance with their judgment on such matters.

     Copies of the Company's 2002 Annual Report to Shareholders are being mailed simultaneously with this Proxy Statement. The Company will provide to each shareholder, without charge and upon written request, a copy of the Company's Annual Report on Form 10-K. Any such written request should be directed to Kenneth Cole Productions, Inc., 2 Emerson Lane, Secaucus, New Jersey 07094,
Attn: Investor Relations or by e-mail to investrelations@kennethcole.com. In addition, the Annual Report can be accessed on Company's website www.kennethcole.com under "About Us-Investor Relations."

                                        By Order of the Board of Directors,

                                        /s/ Stanley A. Mayer

                                        Stanley A. Mayer
                                        SECRETARY

                                                                      APPENDIX A

                             AUDIT COMMITTEE CHARTER
                                       OF
                         KENNETH COLE PRODUCTIONS, INC.

     This Audit Committee Charter ("Charter"), as amended and restated, has been adopted by the Board of Directors (the "Board") of Kenneth Cole Productions, Inc. (the "Company") in April 2003. The Audit Committee of the Board (the "Committee") shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

ROLE AND INDEPENDENCE; ORGANIZATION

     The Committee is appointed by the Board to assist the Board in fulfilling its responsibility for oversight of (i) the quality and integrity of the accounting, auditing and financial reporting practices and the financial statements of the Company; (ii) the independence, qualifications and performance of the Company's external auditors; (iii) the Company's compliance with legal and regulatory requirements; and (iv) the performance of the Company's internal audit function. It may also have such other duties as may from time to time be assigned to it by the Board.

     The membership of the Committee shall consist of at least three directors, each of whom shall (i) be free of any relationship that, in the opinion of the Board, may interfere with such member's individual exercise of independent judgment, and (ii) satisfy the independence and financial literacy requirements of Section 10A of the Securities Exchange Act of 1934 (the "1934 Act") and the rules of the New York Stock Exchange (the "NYSE") for serving on audit committees, and at least one who shall qualify as an audit committee financial expert under Section 10A of the 1934 Act and the rules of the NYSE. The members of the Committee shall be appointed by the Board. Committee members may be replaced by the Board. The Committee may, as appropriate, form, and delegate authority to, subcommittees.

     One member of the Committee shall be appointed by the board as Chair. The Chair shall be responsible for leadership of the Committee, including scheduling and presiding over meetings, preparing agendas, and making regular reports to the Board. The Chair will also maintain regular liaison with the Chief Executive Officer, the Chief Financial Officer, the lead independent audit partner and the Director of Internal Audit. The Committee shall meet at least four times each year.

     The Committee shall maintain free and open communication (including private executive sessions) with the independent auditors, the internal auditors, and Company management. In discharging its role, the Committee shall have full access to all Company books, records, facilities, personnel and outside professionals. The Committee may retain special legal, accounting or other consultants or advisors as it deems necessary for the fulfillment of its responsibilities, and shall have the sole authority to approve the fees and other retention terms of such consultants and advisors.

     The performance of the Committee shall be evaluated annually.

RESPONSIBILITIES

     The Committee's job is one of oversight. Management is primarily responsible for the Company's financial reporting process, including maintaining the system of internal controls, and the preparation of the Company's consolidated financial statements in accordance with generally accepted accounting principles, as well as the objectivity and integrity of such statements, and the independent auditors are responsible for auditing those financial statements, expressing an opinion based on their audit as to whether, in all material respects, the statements are presented in conformity with generally accepted accounting principles, testing the effectiveness of the Company's internal controls and discussing with the Committee any issues the auditors believe should be raised with the Committee. The Committee and the Board recognize that management and the independent auditors have more resources and time and more detailed knowledge and information regarding the Company's accounting, financial and auditing practices than do Committee members.

     In recognition of the fact that the independent auditors are ultimately accountable to the Committee, the Committee shall have the sole authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors (or to nominate the independent auditors for shareholder approval), and shall approve all audit engagement fees and terms and all permitted non-audit engagements with the independent auditors. The Committee may consult with management, but it shall not delegate these responsibilities.

     Although the Board and the Committee may wish to consider other duties from time to time, general recurring activities of the Committee in carrying out its oversight role are described below. The Committee shall be directly responsible for the appointment, compensation and oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing its audit report or related work. The Committee shall also be responsible for:

     o Obtaining annually from the independent auditors a formal written statement describing all relationships between the auditors and the Company, consistent with Independent Standards Board Standard No. 1. The Committee shall actively engage in a dialogue with the independent auditors with respect to any disclosed relationships that may impact the objectivity and independence of the auditors and shall recommend that the Board take appropriate actions to satisfy itself as to the auditors' independence.

     o Reviewing, and approving in advance, the retention of the independent auditors or any of its affiliates, including the terms of such retention and related fees, for any audit services and any non-audit services that are not prohibited under Section 10A of the 1934 Act or the rules of the NYSE and that are not subject to the de minimis exception under Section 10A of the 1934 Act, and determining in advance that any such retention of the auditors for non-audit services is consistent with maintaining the objectivity and independence of the independent auditors.

     o Establishing a policy addressing the Company's hiring of any employee or former employee of the independent auditors who were previously engaged to work on the Company's account, and overseeing any policy adopted in this regard.

     o Reviewing the annual audited financial statements of the Company, including disclosure under "Management's Discussion and Analysis of Financial Condition and Results of Operations," and discussing them with management and the independent auditors. These discussions shall include the matters required to be discussed under Statement of Auditing Standards No. 61, as modified or supplemented, and consideration of the quality of the Company's accounting principles as applied in its financial reporting. Such discussions may include a review of particularly sensitive accounting estimates, reserves and accruals, review of judgmental areas, review of audit adjustments, review of risk exposures that may have a material impact on the Company's financial statements and the steps management has taken to monitor and control such exposures, and other such inquiries as the Committee or the independent auditors shall deem appropriate. Based on its review, the Committee shall make its recommendation to the Board as to the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K.

     o Reviewing with management and the independent auditors the Company's quarterly financial statements, including "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the independent auditors' review of such statements, prior to the Company's filing of each Quarterly Report on form 10-Q.

     o Reviewing periodically with management and the independent auditors the selection, application and disclosure of the critical accounting policies used in connection with the preparation of the Company's financial statements, including those policies for which management is required to exercise discretion or judgment regarding the implementation thereof, and discussing alternatives to, and the rationale for, the decisions made with respect to such policies.

     o Reviewing significant changes to the Company's auditing and accounting principles and practices as suggested by the independent auditors, the internal auditors or management.

     o    Overseeing the relationship with the independent auditors, including
          (i) discussing with the auditors the planning and staffing of the audit and the nature and rigor of the audit process; (ii) receiving and reviewing audit reports; (iii) reviewing separately with the auditors and management any problems or difficulties encountered during the course of the audit, including any restrictions on the scope of the work or access to requested information, any management letters provided by the auditors, and any significant disagreement between management and the independent or internal auditors, and the Company's response to each; and (iv) providing the auditors full access to the Committee and the Board to report on all appropriate matters.

     o Reviewing at least annually (i) the experience and qualifications of the senior members of the independent auditor team; (ii) an annual report from the independent auditors describing the independent auditors' internal quality control procedures, and any material issues raised by the most recent internal quality control review or peer review of the independent auditors, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues; and (iii) the independent auditors' partner statement on professional responsibility. Any new senior members of the independent audit team shall be approved in advance by the Committee.

     o Discussing with management, the internal auditors and the independent auditors the quality and adequacy of the Company's internal controls and the internal audit function's organization, responsibilities, plans, results, budget and staffing, as well as providing oversight to internal audit activities.

     o Evaluating on an annual basis the performance of the Company's internal auditors.

     o Discussing with management (including the Company's general counsel), the internal auditors, and the independent auditors any legal, regulatory or compliance matters (including the status of pending litigation) that may have a material impact on the Company's' financial statements, and any material reports or inquiries from regulatory or governmental agencies.

     o Establishing procedures for the receipt, retention and treatment of any complaint or other communication received by the Company regarding accounting, internal control or auditing matters, and the confidential, anonymous submission by employees of concerns regarding accounting or auditing matters.

     o Reviewing with management and the independent auditors the information to be disclosed in the Company's earnings press releases, including the use of any "pro forma" or "adjusted" non-GAAP information, and the earnings guidance provided to analysts and rating agencies.

     o Reviewing with management and the independent auditors all off-balance sheet transactions, arrangements, obligations (including contingent obligations) and other relationships of the Company with unconsolidated entities or other persons, that may have a material current or future effect on the Company's financial condition, results of operations, liquidity, capital resources, or capital reserves or significant components of the Company's revenues or expenses.

     o Reviewing with management, the internal auditors and the independent auditors the Company's major risk exposures and the steps management has taken to monitor, control and manage such exposures, including the company's risk assessment and risk management guidelines and policies.

     o Preparing annually a report to be included in the Company's proxy statement as required by the rules of the Securities and Exchange Commission, and submitting such report to the Board for approval.

     o    Reporting regularly to the Board.

                           ^ DETACH PROXY CARD HERE ^
--------------------------------------------------------------------------------

      MARK, SIGN, DATE AND RETURN
 /X/  THE PROXY CARD PROMPTLY                          /X/
      USING THE ENCLOSED ENVELOPE.           VOTES MUST BE INDICATED
                                             (X) IN BLACK OR BLUE INK.

 1. Election of Directors

   FOR all nominees / /    WITHHOLD AUTHORITY to vote    / /    *EXCEPTIONS / /
   listed below            for all nominees listed below

NOMINEES: Paul Blum, Kenneth D. Cole, Robert C. Grayson, Denis F. Kelly,
          Stanley A. Mayer, Philip B. Miller

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW).

*Exceptions
            --------------------------------------------------------------------

                                                  FOR    AGAINST    ABSTAIN
2. To ratify the selection by the Board of
   Directors of Ernst & Young LLP as              / /      / /        / /
   independent public accountants for the
   Company for the fiscal year ending
   December 31, 2003.

          To change your address, please mark this box.     / /

          To include any comments, please mark this box.    / /



           ---------------------------------------------------------------------

              S C A N     L I N E

           ---------------------------------------------------------------------

Please sign exactly as the name appears hereon. When shares are held by joint tenants, both should sign. When signing at attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation please sign in full corporate name by President or other authorized officer and affix corporate seal. If a partnership, please sign in partnership name by general partner.

            Date       Share Owner sign here          Co-Owner sign here
          ---------   --------------------------    ----------------------------

          ---------   --------------------------    ----------------------------

--------------------------------------------------------------------------------

                         KENNETH COLE PRODUCTIONS, INC.
                  PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 22, 2003
                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby authorizes Kenneth D. Cole and Stanley A. Mayer, and each of them individually, with power of substitution, to vote and otherwise represent all of the shares of Class A Common Stock of Kenneth Cole Productions, Inc., (the "Company"), held of record by the undersigned, at the Annual Meeting of Shareholders of the Company to be held at the Company's administrative offices, 2 Emerson Lane, Secaucus, N.J. 07094, on Thursday, May 22, 2003 at 10:00 a.m. local time, and any adjournment(s) thereof, as indicated on the reverse side hereof.

     The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement dated in each case, April 22, 2003. All other proxies heretofore given by the undersigned to vote shares of the Company's Class A Common Stock are expressly revoked.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DESCRIBED ON THE REVERSE HEREOF BY THE SHAREHOLDER. IF NOT OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF ALL NOMINEES NOMINATED IN ITEM 1 AND FOR PROPOSAL 2.

(Continued and to be dated and signed on the reverse side.)

                                 KENNETH COLE PRODUCTIONS, INC.
                                 P.O. BOX 11397
                                 NEW YORK, N.Y. 10203-0397